Contact:
Doug Farrell
Vice President, Investor Relations & Treasury
408-731-5285

AFFYMETRIX REPORTS FIRST QUARTER 2010 RESULTS

- Product revenue up 13%, gross margin improvement and operating expenses reduced by 10% -

Santa Clara, Calif.—April 21, 2010—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the first quarter of 2010. Total revenue for the quarter was $80.2 million, as compared to total revenue of $78.6 million in the first quarter of 2009.

For the first quarter of 2010, product revenue was $73.4 million, service revenue was $4.5 million, and royalties and other revenue were $2.3 million. This compares to first quarter 2009 product revenue of $64.9 million, service revenue of $11.6 million, and royalties and other revenue of $2.1 million. Affymetrix shipped 40 systems in the first quarter of 2010.

The Company reported a net loss of approximately $9.6 million, or $0.14 per diluted share, in the first quarter of 2010 which included an impairment charge of $4.9 million, or $0.07 per diluted share, on a nonmarketable investment. This compares to net loss of $25.2 million, or $0.37 per diluted share, in the same period of 2009 which included a pretax restructuring charge of $2.0 million, or $0.03 per diluted share.

For the first quarter of 2010, cost of product sales was $28.5 million compared to $34.4 million in the same period of 2009, which included $4.6 million of manufacturing consolidated-related costs. Cost of services and other was $4.6 million compared to $7.6 million in the same period of 2009.

Product gross margin was 61.3 percent, as compared to 47.0 percent in the same period of 2009.

For the first quarter of 2010, operating expenses were $49.9 million as compared to operating expenses of $57.2 million, which included restructuring charges of $2.0 million, in the first quarter of 2009.

“Fiscal 2010 is off to a good start,” stated Kevin King, President and CEO. “In the first quarter we generated double-digit growth in product revenue, achieved significant year over year improvements to our operating model and generated a positive operating cash flow for the quarter.”

Quarterly Highlights

•
In March, the Company announced the launch of the GeneAtlasTM System, a complete, personal solution for processing Affymetrix arrays and characterizing changes in gene expression in a variety of research applications. The system is compact, affordable and easy to use, making array-based gene expression technology more accessible than ever before.

•
The Company appointed Jami Dover Nachtsheim and Nelson C. Chan to the board of directors, effective March 8, 2010. The board appointed Ms. Nachtsheim to the Compensation Committee and Mr. Chan to the Audit Committee.

•
The Company appointed Timothy Barabe as Executive Vice President and Chief Financial Officer. Mr. Barabe will lead the Company’s financial functions as well as the treasury, investor relations, and information technology departments, reporting to Kevin King.

•
Affymetrix and The Jackson Laboratory announced the full commercial launch of the Affymetrix® Mouse Diversity Genotyping Array. This is the first high-density genotyping array that enables researchers to study the complexity of the mouse genome and the diversity among mouse strains. Because mice and humans share genomes of similar size, content, and organization, mice studies are a fundamental component of human health research.

Affymetrix's management team will host a conference call on April 21, 2010 at 2:00 p.m. PT to review its operating results for the first quarter of 2010. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on April 21, 2010 until 8:00 p.m. PT on April 28, 2010 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 69103813.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.

About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 1,900 systems have been shipped around the world and more than 21,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, Calif., and has manufacturing facilities in Cleveland, Ohio, and Singapore. The Company has about 1,000 employees worldwide and maintains sales and distribution operations across Europe and Asia. For more information about Affymetrix, please visit the Company's website.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk relating to the Company’s ability to successfully commercialize new products, risk relating to past and future acquisitions, including the ability of the Company to successfully integrate such acquisitions into its existing business; risks of the Company's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 2009, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2010	2009
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$75,771	$65,642
Restricted cash—short-term portion	1,591	1,686
Available-for-sale securities—short-term portion	225,588	213,377
Accounts receivable, net	58,140	64,933
Inventories	56,226	54,490
Deferred tax assets—current portion	1,216	1,172
Prepaid expenses and other current assets	14,738	15,903
Total current assets	433,270	417,203
Available-for-sale securities—long-term portion	43,493	64,760
Property and equipment, net	67,034	68,182
Acquired technology rights, net	47,019	49,855
Deferred tax assets—long-term portion	4,731	4,720
Restricted cash—long-term portion	1,109	1,109
Other assets	15,552	25,121
Total assets	$612,208	$630,950

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$47,845	$57,183
Deferred revenue—current portion	13,321	14,534
Total current liabilities	61,166	71,717
Deferred revenue—long-term portion	4,233	3,898
Other long-term liabilities	11,665	10,295
Convertible notes	247,201	247,201
Stockholders’ equity:
Common stock	708	710
Additional paid-in capital	735,239	733,378
Accumulated other comprehensive income	1,916	4,051
Accumulated deficit	(449,920)	(440,300)
Total stockholders’ equity	287,943	297,839
Total liabilities and stockholders’ equity	$612,208	$630,950

Note 1:
The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2010	2009
REVENUE:
Product sales	$73,443	$64,870
Services	4,463	11,556
Royalties and other revenue	2,281	2,135
Total revenue	80,187	78,561
COSTS AND EXPENSES:
Cost of product sales	28,459	34,434
Cost of services and other	4,589	7,590
Research and development	18,479	21,283
Selling, general and administrative	31,379	33,982
Restructuring charges	-	1,967
Total costs and expenses	82,906	99,256
Loss from operations	(2,719)	(20,695)
Interest income and other, net	(3,598)	(840)
Interest expense	2,432	3,177
Loss before income taxes	(8,749)	(24,712)
Income tax provision	871	493
Net loss	$(9,620)	$(25,205)

Basic and diluted net loss per common share	$(0.14)	$(0.37)

Shares used in computing basic and diluted net loss per common share	67,889	68,617